Exhibit 10.7

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (hereinafter “AGREEMENT”) is made this 15th day of February, 2001 (EFFECTIVE DATE) and is entered into by CytoGenix, Inc. with its principal place of business at 9881 South Wilcrest, Houston, Texas, 77099 (hereinafter “CYGX”), and Michael D. Skillern whose address is 5868 A-1 Westheimer No. 466, Houston, Texas  77057 (hereinafter “CONSULTANT”).

WHEREAS CYGX is engaged in the research, development, and commercialization of single-stranded DNA expression technology, molecular and cellular biology research, and in general business activities; and

WHEREAS CONSULTANT is engaged in the development and commercialization of proprietary technology and in general business activities; and

WHEREAS CYGX desires to retain the services of CONSULTANT and CONSULTANT desires to perform certain services for CYGX along the general terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1                                          SERVICES.

1.1                                 GENERAL.  The CONSULTANT agrees to perform consulting and provide related services to and for CYGX as may be reasonably requested from time to time by CYGX.

1.2                                 SCOPE.  Such consulting and related services shall include, but are not limited to development of single-stranded DNA expression technology, and/or technological approaches that could complement or compete with CYGX’s technology.  In addition to such consulting and related services requested by CYGX, CONSULTANT may develop of his own volition and independent of any request by CYGX subject matter in areas including, but not limited to, molecular and cellular biology, biochemistry, or other areas relevant to the research, development, commercialization, and related business activities conducted by CYGX.  After disclosure by CONSULTANT to CYGX, CYGX shall have the first option to negotiate for rights to such subject matter voluntarily developed by CONSULTANT. Either party may terminate negotiations at any time and for any reason.

1.3                                 RELATIONSHIP.  For all services rendered by CONSULTANT for CYGX, CONSULTANT is an independent contractor to perform services as described in Section 1.2 and is not subject to control by CYGX except as to the results to be accomplished.  This AGREEMENT is not a partnership agreement and CONSULTANT is neither an agent nor a representative of CYGX.  CONSULTANT as such an independent contractor shall determine his own work hours and work location, furnish his own tools and materials, control how work results are achieved, and shall be responsible for all tax liability incurred for services rendered as an independent contractor.

1.4                                 CONFLICT OF INTEREST.  During the CONSULTATION PERIOD (as defined in Section 2), the CONSULTANT shall not engage in any activity that is a conflict of interest with the business of CYGX, including any competitive employment, business or other activity, and CONSULTANT shall not assist any other person or organization that he knows competes or intends to compete with CYGX. This conflict provision SHALL NOT include and SHALL NOT limit CONSULTANT from consulting, becoming employed, or engaging in business activities that are related to any subject matter voluntarily developed by CONSULTANT that has been disclosed to CYGX (as described in Section 1.2) and for which CYGX has declined negotiation. CYGX shall notify CONSULTANT IN WRITING of its desire to negotiate for rights to any such subject matter disclosed by CONSULTANT within 15 days of receipt of disclosure as described in Section 1.2.

2                                          TERM. The term of this AGREEMENT (CONSULTATION PERIOD) is from the date of execution of this AGREEMENT (EFFECTIVE DATE) and shall expire on December 31, 2001 unless this AGREEMENT is later extended by written agreement by both parties.  This AGREEMENT may be terminated sooner in accordance with the provisions of Section 5.

3                                          GRANT OF OPTION.

3.1                                 GRANT OF OPTION.  CYGX agrees to grant and does hereby grant CONSULTANT an option to acquire up to Three Million (3,000,000) shares of CYGX Common Stock for the price and terms set forth herein below in Section 3.2. Such option is divisible and transferrable and any such division or transfer request must be made in writing by CONSULTANT with signature guaranteed by a financial institution or notary public.

3.2                                 PRICE AND OTHER TERMS.  The BASE PRICE to be paid by CONSULTANT if the option is exercised will be $0.001 per each share of CYGX Common Stock.  Such BASE PRICE shall include the right to any dividends that have been accrued on such Common Stock.  Such option comprehends that each share of CYGX Common Stock shall be restricted pursuant to securities law.  Upon the request of CONSULTANT, CYGX will register for resale with all appropriate regulatory authorities up to One Million (1,000,000) Common Shares owned by CONSULTANT or his assigns. CYGX shall be prompt in this provision but shall not be responsible for delays in registration caused by regulatory agencies.

3.3                                 METHOD OF EXERCISE OF OPTION.  CONSULTANT shall exercise his option by giving CYGX written notice of his election to do so, and shall pay CYGX if such amounts are due said BASE PRICE as provided in Section 3.2 within 30 days of said exercise date.

4.                                       CONSIDERATION

4.1                                 CONSULTING FEES.  CYGX agrees to pay CONSULTANT a cash fee of Four Thousand dollars ($4,000) upon execution of this agreement. CONSULTANT agrees to devote 20 hours per month to CYGX and fulfillment of CONSULTANT’s obligations as described in this AGREEMENT. Following execution of this Agreement, CONSULTANT may be paid Four Thousand dollars ($4,000) per month or the equivalent in CYGX equity, products, services, license rights, equipment, or any other valuable consideration agreed upon each month between the parties, tendered at the end of the calendar month for such services. Balances due CONSULTANT will not accrue. Payment, in whatever form, must be conveyed in an agreed form each month on the first business day following the 1st of the month. CYGX reserves the right to convey payment without agreement in CYGX unregistered common stock. The mean closing price for the preceding month shall be the basis for payments conveyed in CYGX unregistered common stock. CONSULTANT shall have the right to forego consideration for any month and provide consulting services without consideration, by giving written notice prior to the first of the month.

4.2                                 VOLUNTARY SUBJECT MATTER.  Upon disclosure by CONSULTANT and election by CYGX to negotiate for rights to such subject matter, CONSULTANT shall receive payment in the form of cash, equity in CYGX Common Stock, or interest in such subject matter as determined by mutual written agreement by and between CONSULTANT and CYGX.

4.3                                 EXPENSES. CYGX shall reimburse CONSULTANT for all reasonable and necessary expenses paid by CONSULTANT in connection with or related to the performance of his services under this AGREEMENT. CONSULTANT shall submit to CYGX itemized statements in the form satisfactory to CYGX. CYGX agrees to pay each such statement within 30 days of receipt thereof.

4.4                                 BENEFITS. CONSULTANT shall not be entitled to any benefits, coverage, or privileges, including without limitations, social security, unemployment, medical, or pension payments as may be available to the employees of the CYGX.

5.               TERMINATION. CYGX or CONSULTANT may terminate this AGREEMENT, effective immediately upon receipt of written notice.

6.               COOPERATION. Consultant shall use his best efforts in the performance of his obligations under this AGREEMENT. CYGX shall provide such access to its information and property as may be reasonably required in order to permit the CONSULTANT to perform his obligations hereunder. The CONSULTANT shall cooperate with CYGX personnel; shall not interfere with the conduct of the business of CYGX; and shall observe all rules, regulations, confidentiality and security provisions of CYGX concerning the safety, confidentiality and security of persons and property, real, personal and intellectual.

7.               DISCLOSURE AND ASSIGNMENT OF INTELLECTUAL PROPERTY.  CONSULTANT will disclose promptly to CYGX any new development of intellectual property arising from CONSULTANT’s obligations to CYGX as described in Section 1, and provide complete information and disclosure of voluntarily developed subject matter subject to acceptance by CYGX and mutual written agreement about consideration to CONSULTANT for said voluntarily developed subject matter as described in Section 4.2.  Upon the request and at the expense of CYGX, CONSULTANT will assist CYGX in filing for patents and or copyrights to protect said intellectual property.  As the inventor or author of intellectual property developed under this AGREEMENT, the CONSULTANT agrees to assign, subject to mutual agreement, such intellectual property to CYGX.

8.               CONFIDENTIALITY. Confidential information is being disclosed by CYGX to CONSULTANT and by CONSULTANT to CYGX to enable mutually advantageous possible research and business relationships. CYGX and CONSULTANT wish to preserve and protect the confidential material and information which may be disclosed between CYGX and CONSULTANT. Therefore, the parties agree as follows:

8.1                                 CONFIDENTIAL INFORMATION. The term “CONFIDENTIAL INFORMATION” means any secret or proprietary information or material relating to CYGX’s or CONSULTANT’s research, development or business activities.

A.           CYGX CONFIDENTIAL INFORMATION includes without limitation: business records and plans, financial statements, customer lists and records, trade secrets,  technical information and reports, products, inventions, pricing structure, discounts, costs, copyrights, patent applications and other intellectual property, market or business segment to be serviced by CYGX, purposes for which CYGX’s service is offered, scientific data, laboratory or clinical procedures, and other proprietary information whether or not owned or developed by CYGX, which is not generally known other than by CYGX, and which CONSULTANT may obtain through any direct or indirect contact with CYGX and which is not available from any other source than CYGX.

B.             As used herein, CONSULTANT’s CONFIDENTIAL INFORMATION shall mean any and all information, know-how and data, technical or non-technical, which relates to the subjects named herein and which is disclosed to CYGX by or on behalf of CONSULTANT under this AGREEMENT.

C.             The party providing its CONFIDENTIAL INFORMATION is the DISCLOSER.  The party receiving CONFIDENTIAL INFORMATION is the RECIPIENT.

D.            CONFIDENTIAL INFORMATION does not include:

i.                                          CONFIDENTIAL INFORMATION that was known to the RECIPIENT prior to the disclosure by DISCLOSER; or

ii.                                       CONFIDENTIAL INFORMATION that is or becomes publicly known through no fault or omission attributable to the RECIPIENT; or

iii.                                    CONFIDENTIAL INFORMATION that is rightfully given to the RECIPIENT from sources independent of DISCLOSER.

8.2.                              PROTECTION OF CONFIDENTIAL INFORMATION. CONSULTANT understands and acknowledges that the CYGX CONFIDENTIAL INFORMATION has been developed or obtained by CYGX by the investment of significant time, effort and expense, and that the CYGX CONFIDENTIAL INFORMATION is a valuable, special and unique asset of CYGX which provides CYGX with a significant competitive advantage. Therefore, CONSULTANT agrees to hold in confidence and to not disclose the CYGX CONFIDENTIAL INFORMATION to any person or entity without the prior written consent of CYGX.

8.3                                 NO COPYING.  RECIPIENT will not copy or modify any CONFIDENTIAL INFORMATION without the prior written consent of DISCLOSER.

Unauthorized Disclosure of Information.  If it appears that either party has disclosed (or has threatened to disclose) CONFIDENTIAL INFORMATION in violation of this AGREEMENT, the party whose information is or has been disclosed shall be entitled to an injunction to restrain the disclosing party from disclosing, in whole or in part, the CONFIDENTIAL INFORMATION. The parties shall be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

8.4                                 RETURN OF CONFIDENTIAL INFORMATION.  Upon the written request of DISCLOSER, RECIPIENT shall return to DISCLOSER all materials whether written, magnetically stored or reduced to any other tangible medium containing the CONFIDENTIAL INFORMATION.  At the written request of DISCLOSER, RECIPIENT shall also deliver to DISCLOSER written statements signed by RECIPIENT certifying that all materials have been returned within Thirty (30) days of receipt of the request.

9.                                       SEVERABILITY.  Should any part of this AGREEMENT, except Section 3 and Section 4, for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this AGREEMENT had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this AGREEMENT without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable. Should any material term of this AGREEMENT be in conflict any laws or regulations, the parties shall in good faith attempt to negotiate a lawful modification of this AGREEMENT which will preserve, to the greatest extent possible, the original expectation of the parties. Should any provision of this AGREEMENT be or become void because of being at variance with a law or decree of any pertinent governmental body, the remainder of this AGREEMENT shall remain binding on both parties. The parties will use their best efforts to agree upon any changes in this AGREEMENT which may be necessary in order to adjust its remaining provisions with regard to the omission of any invalid term in order to make this AGREEMENT workable. If Section 3 or Section 4 are declared invalid or unenforceable, this AGREEMENT shall be considered terminated in its entirety, effective upon such declaration of invalidity or unenforceability by either party.

10.                                 ASSIGNMENT. This AGREEMENT shall run only to CYGX and CONSULTANT and/or their successors in interest and only to the extent to which they have agreed to and been made a part of this agreement. It shall not be assigned to any third party without prior written consent of CYGX, CONSULTANT and such third party.

11.                                 NOTICES. Any notices under this Agreement shall be made as follows:

To CYGX:	Jonathan F. Elliston, Ph.D., J.D.
9881 South Wilcrest
Houston, Texas 77099

To CONSULTANT:	Mike Skillern
5868 A-1 Westheimer No. 466
Houston, Texas 77057

12.           APPLICABLE LAW; ATTORNEY’S FEES. This AGREEMENT is governed by and construed under the laws of the State of Texas, and any action brought by either party against the other party to enforce or interpret this AGREEMENT shall be brought in an appropriate court of such State. In the event of any such action, the prevailing Party shall recover all costs and expenses thereof, including reasonable attorney’s fees from the losing party.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the EFFECTIVE DATE set forth above.

CytoGenix, Inc.		CONSULTANT

By:	/s/ Malcolm H. Skolnick	/s/ Michael D. Skillern
	Malcolm H. Skolnick, President & CEO	Michael D. Skillern

Date:	16 Feb, 2001

Addendum 1 to the CONSULTING AGREEMENT

Between Michael D. SKILLERN (SKILLERN) and CytoGenix, Inc. (CYGX)

Dated February 15, 2001

CytoGenix, Inc. hereby amends section 3.1 of the CONSULTING AGREEMENT wherein from Three Million (3,000,000) CYGX common shares is increased to Three Million Seven Hundred Thousand (3,700,000) CYGX common shares.

CytoGenix, Inc. hereby agrees to pay $3,700 cash to SKILLERN under section 4.1 of this CONSULTING AGREEMENT for the month of June, 2001.  SKILLERN agrees to waive $300 of the consideration due under the same section for the same period.  SKILLERN understands that an "IRS form 1099" from CytoGenix to SKILLERN for $3,700 is a consequence of this provision.

SKILLERN hereby requests that CytoGenix, Inc. pay the aforementioned funds toward option exercise of section 3.2 of the CONSULTING AGREEMENT.  SKILLERN has not yet requested that any portion of the shares conveyed herein to be registered for resale as required in section 3.2 of the CONSULTING AGREEMENT.

AGREED AND ACCEPTED:		AGREED AND ACCEPTED:

Michael Skillern	(date)	Malcolm Skolnick, CEO	(date)
CytoGenix, Inc.
Signed with board consent

In the event CYGX's president is removed from office without his consent and agreement or if CytoGenix, Inc. defaults on any agreement which holds the assets of CytoGenix, Inc. as collateral then for good and valuable consideration SKILLERN is hereby granted a worldwide, non-exclusive royalty-free License to use any technology owned by, assigned or licensed to CytoGenix, Inc.  SKILLERN's license granted herewith shall be effective as to the date of this CONSULTING AGREEMENT, shall continue in perpetuity, and shall bear no license fee or other charges.

SKILLERN hereby requests that CytoGenix, Inc. herewith issue said Three Million Seven Hundred Thousand (3,700,000) to the persons and in the amounts described as follows:

Alejandro Bernal	1,000,000
Allan Richardson	600,000
Mike Skillern	1,000,000
Quantum Bit Induction Technology, Inc.	500,000
Chabal of Sarasota	200,000
Donna Skillern	200,000
Linda Taylor	200,000
Total	3,700,000